Exhibit 99.1

Mawson Infrastructure Group Inc. announces the appointment of Hetal Majithia as Chief Financial Officer

Hetal Majithia joins Mawson from PwC

Sydney, Australia — August 19th, 2021 — Mawson Infrastructure Group Inc. (OTCQB:MIGI) (“Mawson”), a digital infrastructure provider with diversified operations across bitcoin mining and digital asset management, is pleased to announce it has appointed Hetal Majithia as Chief Financial Officer.

Hetal has over 10 years’ experience as a chartered accountant, having worked previously at PwC and KPMG in Australia and the United Kingdom respectively. Hetal has an Economics degree (Honours) from the University of Southampton and is a member of the Institute of Chartered Accountants in England and Wales.

Hetal Majithia, CFO of Mawson, said, “Mawson Infrastructure is building a large, global business and I’m thrilled to be a part of the team. The industry is moving rapidly and it is exciting to be on this journey with Mawson.”

James Manning, CEO and Founder of Mawson, said, “We are delighted to have appointed Hetal as CFO of Mawson. Hetal brings a wealth of experience from her days at PwC and KPMG, and has already demonstrated her ability to add value to our growing business. As we expand our global operations over the coming years, building a robust and talented team is critical to our success.”

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About Mawson Infrastructure

Mawson Infrastructure is a digital infrastructure provider, with diversified operations across Cryptocurrency Mining and Digital Asset Management. Headquartered in Sydney, Australia and operating across the USA and Australia, Mawson Infrastructure’s mission is to build a bridge between the rapidly emerging digital asset industry and traditional capital markets, with a strong focus on shareholder returns. Mawson matches energy infrastructure with next-generation mobile data centre solutions, enabling the proliferation of blockchain technology.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com